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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 --------------
                                    FORM 8-K
                                 --------------

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of earliest event reported: October 24, 2000


                           MANHATTAN ASSOCIATES, INC.
               (Exact Name of Registrant as Specified in Charter)

          GEORGIA                       0-23999                58-2373424
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                    Identification No.)

  2300 WINDY RIDGE PARKWAY, SUITE 700, ATLANTA, GEORGIA          30339
        (Address of Principal Executive Offices)              (Zip Code)

                                 (770) 955-7070
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On October 23, 2000, Manhattan Associates, Inc. (the "Company") entered into and on October 24, 2000, the Company closed upon an Asset Purchase Agreement (the "Agreement") with Intrepa, L.L.C. ("Intrepa") to acquire substantially all of the assets of Intrepa for a purchase price of $30 million. The purchase price consists of a cash payment at closing of Thirteen Million Dollars, the issuance in January 2001 of Ten Million Dollars of the Company's $.01 par value per share common stock (the "Common Stock"), and the issuance by the Company of a promissory note for Seven Million Dollars payable by April 2003 (the "Note"). The purchase also includes the assumption of substantially all of the liabilities of Intrepa, including immediate payment by the Company of the remaining Two Million Dollars of principal and up to $15,000 interest on a promissory note previously issued by Intrepa. The Company paid the cash portion of the purchase price and the previously-issued promissory note, and anticipates paying off the Note, out of available cash and cash equivalents held by the Company.

         Pursuant to the Agreement, the Common Stock will be issued to Intrepa at a value determined as of the closing date. The amount of Common Stock issued to Intrepa is subject to adjustment if the value of the Common Stock determined as of January 1, 2001 and April 1, 2001 is more than 20% higher or lower than the value as determined on the closing date. The Common Stock to be issued to Intrepa is also subject to transfer restrictions that are lifted in equal quarterly installments beginning in January 2001. Finally, the Common Stock is subject to a registration rights agreement that provides Intrepa with the right to demand registration of the Common Stock by the Company. The Company anticipates that it will register the shares of Common Stock on a Form S-3 to be filed within the next 60 days.

         Unless prepaid at the option of the Company, the Note is payable in four equal installments of One Million Seven Hundred Fifty Thousand Dollars, to be paid every six months beginning on October 1, 2001 and concluding on April 1, 2003. The Note is subject to interest at a rate of 8% per year, which is due on the last day of each fiscal quarter of the Company for so long as principal remains outstanding under the Note.

         In addition to the tangible assets of Intrepa existent as of October 24, 2000, the Company acquired certain intangible assets, principally Intrepa's intellectual property, including its Warehousing Management System and Transportation Management System; Intrepa's customer base, which consists of traditional manufacturing, retailing and distribution businesses in the publishing, consumer products, retail, automotive parts, food, beverage and healthcare industries; and the experience of both Intrepa and its key employees, who have entered into employment agreements with the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is impracticable to provide all of the required financial statements for Intrepa at this time. The Company will file such financial statements by amendment as soon as practicable, but no later than January 8, 2001.

     (B) PRO FORMA FINANCIAL INFORMATION.

         It is impracticable to provide the required pro forma financial statements for Intrepa at this time. The Company will file such financial statements by amendment as soon as practicable, but no later than January 8, 2001.


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     (C) EXHIBITS.

         The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

                   2 Asset Purchase Agreement, dated October 23, 2000, by and among Manhattan Associates, Inc. and Intrepa,
                           L.L.C.

                  27 Financial Data Schedule (to be filed by amendment as soon as practicable, but no later than January 8,
                           2001).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           MANHATTAN ASSOCIATES, INC.


                           By: /s/ Thomas Williams
                              --------------------------------------------------
                               Thomas Williams
                               Senior Vice President, Chief Financial Officer, and Treasurer

Dated: November 7, 2000


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